Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of EnPro Industries, Inc. of our report dated March 11, 2020 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in EnPro Industries, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
May 8, 2020